UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2018

COHEN & COMPANY INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 25, 2018 (the “Effective Date”), Cohen & Company Inc., a Maryland corporation (the “Company”), entered into (i) that certain Amendment No. 1 to Convertible Senior Promissory Note with the Edward E. Cohen IRA (the “Cohen Amendment”), pursuant to which the Convertible Senior Promissory Note (the “Cohen Note”) issued by the Company to the Edward E. Cohen IRA on August 28, 2015 in the aggregate principal amount of $4,385,628 was amended; and (ii) that certain Amendment No. 1 to Convertible Senior Promissory Note  with the EBC 2013 Family Trust (the “EBC Amendment” and, together with the Cohen Amendment, the “Amendments”), pursuant to which the Convertible Senior Promissory Note (the “EBC Note” and, together with the Cohen Note, the “Notes”) issued by the Company to the EBC 2013 Family Trust on September 25, 2013 in the aggregate principal amount of $2,400,000 was amended.

The material terms and conditions of the Amendments are substantially the same.

Pursuant to the Amendments, (i) the maturity date of each of the Notes was extended from September 25, 2018 to September 25, 2019; and (ii) the conversion price under each of the Notes was reduced from $30.00 per share of the Company’s common stock, par value $0.01 per share (“Common Stock”), to $12.00 per share of Common Stock.

The Amendments amended the Notes to each provide that, until the Company’s stockholders approve the issuance of the shares of Common Stock issuable upon conversion of the Notes for purposes of Section 713 of the NYSE American’s Company Guide, the Notes may not be converted if such conversion would result in the Company issuing a number of shares of Common Stock that, when aggregated with any shares of Common Stock previously issued in connection with any conversion under the Notes, equals or exceeds, in the aggregate, 19.99% of the outstanding Common Stock as of the Effective Date.

In addition, the Amendments amended the Notes to provide that (i) the Company is required to cause its stockholders to vote on a proposal (the “Stockholder Proposal”) regarding the issuance of the shares of Common Stock issuable upon conversion of the Notes for purposes of Section 713 of the NYSE American’s Company Guide at the 2019 annual meeting of the Company’s stockholders; (ii) the Company is required use its reasonable best efforts to solicit proxies for such stockholder approval; and (iii) the Company’s Board of Directors is required to recommend to the Company’s stockholders that such stockholders approve the Stockholder Proposal.

Edward E. Cohen is the benefactor of the Edward E. Cohen IRA and is the father of Daniel G. Cohen, the President and Chief Executive of the Company’s European operations and Chairman of the Company’s board of directors.  Daniel G. Cohen is a trustee of the EBC 2013 Family Trust.

The foregoing descriptions of the Cohen Amendment and the EBC Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Cohen Amendment and the EBC Amendment, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

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Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit
Number	Description

10.1*	Amendment No. 1 to Convertible Senior Promissory Note, dated September 25, 2018, by and between Cohen & Company Inc. and the Edward E. Cohen IRA.

10.2*	Amendment No. 1 to Convertible Senior Promissory Note, dated September 25, 2018, by and between Cohen & Company Inc. and the EBC 2013 Family Trust.

*                                         Filed electronically herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & COMPANY INC.

Date: September 25, 2018	By:	/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

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